UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2006

NTN Buzztime, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  001-11460

Delaware	31-1103425
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5966 La Place Court
Carlsbad, California  92008

(Address of principal executive offices, with zip code)

760-438-7400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in a Current Report on Form 8-K filed by NTN Buzztime, Inc. (the “Company”) on August 28, 2006, Kendra Berger resigned from the Company’s Board of Directors, effective as of August 25, 2006, to assume the position of Chief Financial Officer of the Company.  Ms. Berger, who served as an independent director, also served as a member of the Board’s Audit Committee.

With the resignation of Ms. Berger, the Audit Committee has only two members.  The Company notified the American Stock Exchange (“AMEX”) that as a result of Ms. Berger’s resignation, the Company is no longer in compliance with (i) Section 121(B)(2)(a)(i) of the AMEX Company Guide which requires that issuers maintain an Audit Committee of at least three members, each of whom is independent, and (ii) Section 121(B)(2)(a)(ii) of the AMEX Company Guide which requires each issuer’s Audit Committee to have at least one member who is financially sophisticated.  A search for Ms. Berger’s replacement on the Audit Committee is in progress.

On October 10, 2006, the Company received a letter from the AMEX regarding the Company’s noncompliance with Section 121(B)(2)(a)(i) and Section 121(B)(2)(a)(ii) of the AMEX Company Guide.  The AMEX has given the Company until December 28, 2006 to restore compliance with the AMEX requirements.  In setting that deadline, the AMEX has determined not to apply at this time the continued listing evaluation and follow-up procedures specified in Section 1009 of the AMEX Company Guide.  If, however, the Company fails to resolve the specified continued listing deficiency within the timeframe noted above, the AMEX will assess the Company’s continued listing eligibility including, as appropriate, the application of the continued listing evaluation follow-up procedures specified in Section 1009 of the AMEX Company Guide and/or initiation of delisting proceedings.

In the letter, AMEX also noted that within five days of the date of the letter, the Company will be included in a list of issuers, which is posted daily on the AMEX website, that are not in compliance with the AMEX’s continued listing standards.  Further, the Company will become subject to the indicator “.BC” to denote its current noncompliance.  Accordingly, “NTN” will trade as “NTN.BC.”  The website posting and indicator will remain in effect until the Company has regained compliance with the applicable continued listing standards.

The Company issued a press release pursuant to Sections 402 and 1009(j) of the AMEX Company Guide on October 16, 2006 disclosing its receipt of the warning letter and the fact that it is not in compliance with the specified provisions of the AMEX continued listing standards.

The Company is working diligently to complete its search for Ms. Berger’s replacement and anticipates that a replacement independent and financially sophisticated director will be appointed to the Board and the Audit Committee on or prior to December 28, 2006.

Item 9.01.  Financial Statements and Exhibits

(d)                           Exhibits

99.1                                             Press Release dated October 16, 2006, announcing receipt of noncompliance letter from the AMEX.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN Buzztime, Inc.

Date: October 16, 2006	By:	/s/ Dario Santana
Dario Santana
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Document

99.1	Press Release dated October 16, 2006, announcing receipt of noncompliance letter from the AMEX.